Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2022, with respect to the financial statements of Sky Harbour Group Corporation (formerly Yellowstone Acquisition Company), incorporated herein by reference.

/s/ KPMG

Omaha, Nebraska

May 16, 2022